UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 10/8/2013

FRONTIER BEVERAGE COMPANY INC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction)	000-52297 (Commission file number)	06-1678089 (IRS Employer Identification No.)

c/o Paul Law Group, Inc., 902 Broadway, 6 th Floor New York, New York Address of principal executive offices)	10010 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Frontier Beverage Company, Inc. (the “Company”) entered into a definitive agreement to acquire 22 Social Club Productions Inc. and its subsidiaries “Blue 22 Entertainment and APPQUEST INC” (“22”) as the company moves forward with its expansion plan.

The Company holds 100% of the voting rights, and receives 100% of the profits.  The Company must raise $500,000 for the venture during its first year of operation for the planned Production and Development of Entertainment Content such as the Production Live Events, Production and Development of Independent Films, Reality TV. Talent/Booking/Management services, offer Publishing and Licensing Services, Music and Film Distribution and the development of new web and mobile applications.

This venture will be consolidated in the books and records of the Company.

This is an expansion of the company’s current operations as they continue to grow their Beverage business and integrate their new operations for traditional and digital marketing, sponsorships and advertising services.  The company will continue is actively seeking new acquisitions.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)
At the close of a meeting of the Board of Directors on October 8, 2013, the resignation of Ruben Yakow (President, Chief Financial Officer and Director) were accepted for all positions held:
President was in full effect as of the close of the business on October 9, 2013
Director immediately,

There were no disagreements between any of the parties and the Company leading to these resignations.

(2)(a)(3)(c)	At a meeting of the Board of Directors of the Company held on October 8, 2013 a new slate of officers and directors were seated:

Christopher Bailey became President, Chairmen of the Board and Secretary. Mr. Bailey has almost 2 decades in business experience, brand development and management. He spent the last decade in digital marketing focused on business start-ups ranging from non-profits and online sales portals to social networking and tech companies as well as consulting with smaller to larger publicly traded companies.

William John Coogan became a Board Member.  Mr. Coogan has worked with various Producers, Musicians and Artists throughout his career and understands what is need to be successful in this quickly changing world and has taken his talents to locate and collaborate with is industry talent to expand their horizons through new music productions.

Michael Jamison became a Board Member.   Mr. Jamison is a seasoned broadcaster and entertainment professional, Mike Jamison, has up 30 years in the entertainment industry.  He has also enjoyed a vibrant career as a Television Meteorologist/News Reporter at several TV outlets and then he launched Lexium Entertainment & Talent Agency.

The President’s contract took effect on October 9, 2013 and expires 12/31/13 and his compensation is for $8,000 per month.

The Board of Directors Term took effect on October 8, 2013 and expires December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

By:	/s/ Christopher Bailey
Name: Christopher Bailey